UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED August 4, 2014

Alpine 4 Automotive Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

934 W Coronado Road, Phoenix, AZ 85007
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(505) 804 5474
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

On August 5, 2014, Alpine 4 Automotive Technology Ltd. (the “Company”) entered into a Licensing Agreement (the “Agreement”) with AutoTek Incorporated (“AutoTek”).

AutoTek is the owner of technology, including software code, relating to two products designed to assist automobile dealerships: LotWatch and ServiceWatch.  LotWatch provides real-time information relating to each vehicle on a dealer’s lot.  ServiceWatch interfaces with a new vehicle, and provides information to a dealership service department about the vehicle, designed to improve communications between a dealer and a customer, and to provide better service to the customer.  Collectively, LotWatch and ServiceWatch are the “Licensed Technology.”

Pursuant to the Agreement, AutoTek granted to the Company an exclusive, transferable (including sublicensable) worldwide perpetual license of the Licensed Technology, to make, use, iport, lease, and sell products incorporating the Licensed Technology (the “Licensed Products”).  The Company is required to pay to AutoTek royalty payments equal to $10 per ServiceWatch device activated using the Licensed Technology.

The term of the Agreement runs from its execution through the earlier of (A) the execution and closing of the definitive purchase agreement by the parties and providing for the acquisition of all of AutoTek’s issued capital stock or all or substantially all of AutoTek’s assets and intellectual property rights, or (B) the first annual anniversary of the effective date.

The foregoing summary of the terms and conditions of the Licensing Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Licensing Agreement attached as an exhibit hereto.

Item 9.01 Financial Statement and Exhibits.

Exhibit Number	Description

99	License Agreement between Alpine 4 Automotive Technologies Ltd. and AutoTek Incorporated, dated August 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Automotive Technologies Ltd.

By: /s/ Richard Battaglini
Richard Battaglini
Chairman of the Board and President

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, Chief Financial Officer, Secretary
(Principal Executive Officer, Principal Financial Officer)

Date: August 8th , 2014.